Exhibit 3.2

FORM No. 2d

BERMUDA

THE COMPANIES ACT 1981

MEMORANDUM OF CONTINUANCE OF COMPANY LIMITED BY SHARES

Section 132C(2)

MEMORANDUM OF CONTINUANCE

OF

Aegon Ltd.

(hereinafter referred to as “the Company”)

1.	The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.	The Company is an exempted company as defined by the Companies Act 1981.

3.	The authorised share capital of the Company is €720,000,000.00 divided into 4,000,000,000 common shares of €0.12 each and 2,000,000,000 common shares B of €0.12 each.

4.	The Company, with the consent of the Minister of Finance, has power to hold land situate in Bermuda not exceeding ____N/A_______ in all, including the following parcels: -

Not applicable.

5.	Details of Incorporation:

The Company was incorporated under the laws of The Netherlands on 23 May 1969 under the name Eerste Nederlandsche Nillmij N.V.

The Company was continued into Luxembourg on 30 September 2023 under the name Aegon S.A.

6.

The objects of the Company from the date of continuance are to incorporate, to acquire and alienate shares and interests in, to finance, to grant security for obligations of, to enter into general business relationships with, to manage, and to grant services to, legal entities and other entities, in particular those involved in the insurance business, and to do all that is connected therewith or which may be conducive thereto, all to be interpreted in the broadest sense.

7.	The following are provisions regarding the powers of the Company:

(i)	has the powers of a natural person;

(ii)	has the power to purchase its own shares in accordance with the provisions of Section 42A of the Companies Act 1981; and

(iii)	has the power to acquire its own shares to be held as treasury shares in accordance with the provisions of Section 42B of the Companies Act 1981.

Signed by duly authorised persons in the presence of at least one witness attesting the signature thereof: -

/s/ Eilard Friese	/s/ Bieke Debruyne

(Authorised persons)	(Witnesses)

Eilard Friese CEO	Bieke Debruyne Company Secretary

Dated this thirtieth	day of September